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                                                                    Exhibit 10.3




                                    FORM OF

                           EMPLOYEE BENEFITS AGREEMENT

                                     BETWEEN

                         ALLEGHENY TELEDYNE INCORPORATED

                                       AND

                       TELEDYNE TECHNOLOGIES INCORPORATED





                        DATED AS OF _______________, 1999







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                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS.............................................................................................1

     1.1 Agreement................................................................................................1
     1.2 ASO Contract.............................................................................................1
     1.3 ATI Entity...............................................................................................1
     1.4 ATI Executive............................................................................................2
     1.5 ATI Master Pension Trust.................................................................................2
     1.6 ATI Pension Plan.........................................................................................2
     1.7 ATI Stock Value..........................................................................................2
     1.8 Award....................................................................................................2
     1.9 Benefit Liabilities......................................................................................2
     1.10 Change..................................................................................................2
     1.11 Close of the Distribution Date..........................................................................2
     1.12 COBRA...................................................................................................2
     1.13 Code....................................................................................................2
     1.14 Corporate-Owned Life Insurance Policies.................................................................2
     1.15 DOL.....................................................................................................2
     1.16 ERISA...................................................................................................3
     1.17 Executive Benefit Plans.................................................................................3
     1.18 Foreign Plan............................................................................................3
     1.19 Group Insurance Policies................................................................................3
     1.20 HCRA Plan...............................................................................................3
     1.21 Health and Welfare Plans................................................................................3
     1.22 HMO.....................................................................................................3
     1.23 HMO Agreements..........................................................................................3
     1.24 Immediately After the Distribution Date.................................................................3
     1.25 Incentive Plan..........................................................................................3
     1.26 In the Money Option.....................................................................................4
     1.27 IRS.....................................................................................................4
     1.28 Material Feature........................................................................................4
     1.29 Non-Employee Director...................................................................................4
     1.30 Non-Employee Director Plans.............................................................................4
     1.31 Nonqualified Deferred Compensation Programs.............................................................4
     1.32 Option..................................................................................................4
     1.33 Out of the Money Option.................................................................................4
     1.34 PBGC....................................................................................................4
     1.35 Performance Award.......................................................................................4
     1.36 Performance Share Program...............................................................................5
     1.37 Plan....................................................................................................5
     1.38 Ratio...................................................................................................5
     1.39 Reasonable Efforts......................................................................................5
     1.40 SARP....................................................................................................5


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
     1.41 SARP Award..............................................................................................5
     1.42 Section 414(l) Amount...................................................................................5
     1.43 Separation and Distribution Agreement...................................................................5
     1.44 Spinco Entity...........................................................................................5
     1.45 Spinco 401(k) Plan......................................................................................5
     1.46 Spinco Individual.......................................................................................5
     1.47 Spinco Pension Plan.....................................................................................6
     1.48 Spinco Pension Plan Participants........................................................................6
     1.49 Spinco Stock Value......................................................................................6
     1.50 Stock Purchase Plan.....................................................................................6
     1.51 Teledyne................................................................................................6
     1.52 Teledyne 401(k) Plan....................................................................................6

ARTICLE II GENERAL PRINCIPLES.....................................................................................6

     2.1 ASSUMPTION OF LIABILITIES................................................................................6
     2.2 ESTABLISHMENT OF SPINCO PLANS............................................................................7
     2.3 TERMS OF PARTICIPATION BY SPINCO INDIVIDUALS IN SPINCO PLANS.............................................7

ARTICLE III DEFINED BENEFIT PLANS.................................................................................8

     3.1 ESTABLISHMENT OF SPINCO PENSION PLAN AND TRUST...........................................................8
     3.2 ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE ATI MASTER PENSION TRUST.......8
     3.3 FREEZING OF PENSION PLAN BENEFITS........................................................................9
     3.4 CREDITING SERVICE UNDER ATI'S PENSION PLAN...............................................................9

ARTICLE IV DEFINED CONTRIBUTION PLANS.............................................................................9

     4.1 401(k) PLAN..............................................................................................9

ARTICLE V HEALTH AND WELFARE PLANS...............................................................................11

     5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.......................................................11
     5.2 VENDOR CONTRACTS........................................................................................11
     5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS........13
     5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS.........................14
     5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS......................................................14
     5.6 COBRA AND DIRECT PAY....................................................................................14
     5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.............................................................14
     5.8 APPLICATION OF ARTICLE V TO SPINCO ENTITIES.............................................................16

ARTICLE VI EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS.................................................16

     6.1 ASSUMPTION OF OBLIGATIONS...............................................................................16
     6.2 CONSENTS AND NOTIFICATIONS..............................................................................16
     6.3 ATI 1999 BONUS PLAN.....................................................................................17
     6.4 ATI INCENTIVE PLANS.....................................................................................17
     6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS.........................................................19


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
     6.6 NON-EMPLOYEE DIRECTOR BENEFITS..........................................................................20
     6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION.............................................................20

ARTICLE VII GENERAL AND ADMINISTRATIVE...........................................................................20

     7.1 TRANSITION SERVICES AGREEMENT...........................................................................20
     7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS...............................................20
     7.3 SHARING OF PARTICIPANT INFORMATION......................................................................21
     7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS.............................................21
     7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES.............................................21
     7.6 BENEFICIARY DESIGNATIONS................................................................................22
     7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS...............................................................22
     7.8 FIDUCIARY MATTERS.......................................................................................22
     7.9 COLLECTIVE BARGAINING...................................................................................22
     7.10 CONSENT OF THIRD PARTIES...............................................................................22

ARTICLE VIII MISCELLANEOUS.......................................................................................23

     8.1 FOREIGN PLANS...........................................................................................23
     8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR...................................................................23
     8.3 RELATIONSHIP OF PARTIES.................................................................................23
     8.4 AFFILIATES..............................................................................................23
     8.5 GOVERNING LAW...........................................................................................23




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                          EMPLOYEE BENEFITS AGREEMENT

                             ________________, 1999


         The parties to this Employee Benefits Agreement, dated as of the date written above, are Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), and Teledyne Technologies Incorporated, a Delaware corporation ("Spinco"). Capitalized terms used herein (other than the formal names of ATI Plans (as defined below) and related trusts of ATI) and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).

         WHEREAS, the Board of Directors of ATI has determined that it is in the best interests of ATI and its stockholders to separate ATI's aerospace and electronics businesses into an independent business entity;

         WHEREAS, in furtherance of the foregoing, ATI and Spinco have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the relationship of ATI and Spinco, and their respective Subsidiaries following the Distribution; and

         WHEREAS, pursuant to the Separation and Distribution Agreement, ATI and Spinco have agreed to enter into this agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS


         For purposes of this Agreement the following terms shall have the following meanings:

         1.1 Agreement means this Employee Benefits Agreement, including all the Schedules and Exhibits hereto.

         1.2 ASO Contract is defined in Section 5.2(a)(i).

         1.3 ATI Entity means any entity that is, at the relevant time, an Affiliate of ATI, except that, for periods beginning Immediately After the Distribution Date, the term "ATI Entity" shall not include Spinco or a Spinco Entity.


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         1.4 ATI Executive means an employee or former employee of ATI, an ATI
Entity, Spinco or a Spinco Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any ATI Executive Benefit Plan.

         1.5 ATI Master Pension Trust means the master trust under which the assets of the ATI Pension Plan are held.

         1.6 ATI Pension Plan means the Allegheny Teledyne Incorporated Pension Plan.

         1.7 ATI Stock Value means the average of the daily high and low per-share trading prices of the ATI Common Stock as listed on the NYSE during each of the twenty trading days immediately prior to the Distribution Date.

         1.8 Award means an award under the Incentive Plan, including Performance Awards and SARP Awards. When immediately preceded by "ATI," the term Award (including the term Performance Award or SARP Award) means an award under the ATI Incentive Plan. When immediately preceded by "Spinco," the term Award (including the term Performance Award or SARP Award) means an award under the Spinco Incentive Plan.

         1.9 Benefit Liabilities means any Liabilities (as defined in the Separation and Distribution Agreement) relating to any contributions, compensation or other benefits accrued or payable under any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other compensation or benefit plan, agreement, contract, policy, trust fund or arrangement.

         1.10 Change is defined in Section 5.3(b)(i).

         1.11 Close of the Distribution Date means 5:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

         1.12 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         1.13 Code means the Internal Revenue Code of 1986, as amended. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

         1.14 Corporate-Owned Life Insurance Policies means the life insurance policies owned by ATI insuring the lives of certain ATI Executives and certain other highly compensated employees of ATI or an ATI Entity.

         1.15 DOL means the United States Department of Labor.



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         1.16 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

         1.17 Executive Benefit Plans, when immediately preceded by "ATI," means the executive benefit plans, programs, and arrangements established, maintained, agreed upon, or assumed by ATI or an ATI Entity for the benefit of employees and former employees of ATI or an ATI Entity before the Close of the Distribution Date as listed in Schedule 1.17. When immediately preceded by "Spinco," Executive Benefit Plans means the executive benefit plans and programs to be established by Spinco pursuant to Section 2.2 that correspond to the respective ATI Executive Benefit Plans.

         1.18 Foreign Plan means a Plan maintained by ATI, an ATI Entity, Spinco, or a Spinco Entity for the benefit of employees outside the U.S.

         1.19 Group Insurance Policies is defined in Section 5.2(b)(i).

         1.20 HCRA Plan, when immediately preceded by "ATI," means the ATI Health Care Reimbursement Account Plan. When immediately preceded by "Spinco," HCRA Plan means the Health Care Reimbursement Account Plan to be established by Spinco pursuant to Section 2.2.

         1.21 Health and Welfare Plans, when immediately preceded by "ATI," means the health and welfare plans listed on Schedule 1.21 established and maintained by ATI for the benefit of employees and retirees of ATI and certain ATI Entities, and such other welfare plans or programs as may apply to such employees and retirees of ATI or an ATI Entity before the Close of the Distribution Date. When immediately preceded by "Spinco," Health and Welfare Plans means the health and welfare plans to be established by Spinco pursuant to
Section 2.2 that correspond to the respective ATI Health and Welfare Plans.

         1.22 HMO means a health maintenance organization that provides benefits under one or more of the ATI Health and Welfare Plans or the Spinco Health and Welfare Plans.

         1.23 HMO Agreements is defined in Section 5.2(c)(i).

         1.24 Immediately After the Distribution Date means 5:01 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

         1.25 Incentive Plan, when immediately preceded by "ATI," means any of the Allegheny Teledyne Incorporated 1996 Incentive Plan, any predecessor Incentive Plan thereto and any other stock-based incentive plans assumed by ATI by reason of merger, combination, acquisition or otherwise. When immediately preceded by "Spinco," Incentive Plan means the Incentive Plan to be established by Spinco pursuant to Section 2.2.



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         1.26 In the Money Option means any ATI Option that, as of the Close of the Distribution Date, is not an Out of the Money Option (as defined in Section 1.35).

         1.27 IRS means the Internal Revenue Service.

         1.28 Material Feature means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to or under such Plan.

         1.29 Non-Employee Director, when immediately preceded by "ATI," means a member of ATI's Board of Directors who is not an employee of ATI or an ATI Entity. When immediately preceded by "Spinco," Non-Employee Director means a member of Spinco's Board of Directors who is not an employee of Spinco or a Spinco Entity.

         1.30 Non-Employee Director Plans, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan and the Allegheny Teledyne Incorporated Fee Continuation Plan for Non-Employee Directors. When immediately preceded by "Spinco," Non-Employee Director Plans means the plans and programs to be established by Spinco pursuant to Section 2.2 that correspond to the ATI Non-Employee Director Plans.

         1.31 Nonqualified Deferred Compensation Programs, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan, the Allegheny Teledyne Incorporated Supplemental Pension Plan and the Teledyne, Inc. Pension Equalization Plan. When immediately preceded by "Spinco," Deferral Plan means the Executive Deferred Compensation Plan to be established by Spinco pursuant to Section 2.2.

         1.32 Option, when immediately preceded by "ATI," means an option to purchase ATI Common Stock and, when immediately preceded by "Spinco," Option means an option to purchase Spinco Common Stock, in each case pursuant to an Incentive Plan.

         1.33 Out of the Money Option means any ATI Option that, as of the Close of the Distribution Date, has an exercise price that is greater than the ATI Stock Value.

         1.34 PBGC means the Pension Benefit Guaranty Corporation.

         1.35 Performance Award means any Award granted pursuant to the terms of the Performance Share Program.



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         1.36 Performance Share Program means the Allegheny Teledyne
Incorporated Performance Share Program adopted pursuant to Administrative Rules under the ATI Incentive Plan.

         1.37 Plan, when immediately preceded by "ATI" or "Spinco," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees or Non-Employee Directors of ATI or an ATI Entity, or Spinco or a Spinco Entity, as applicable.

         1.38 Ratio means the amount obtained by dividing the ATI Stock Value by the Spinco Stock Value.

         1.39 Reasonable Efforts means such acts or actions that, in the reasonable good faith opinion of the party taking such acts or actions, are calculated to achieve, or otherwise further, the applicable provisions to which the term applies; provided, however, to the extent any costs, fees or other expenditures (the "Expenses") occur as a result of a party's use of Reasonable Efforts and such expenses are not expressly allocated under the terms of this Agreement or any Ancillary Agreement, such Expenses shall be borne by the party for whose benefit such Expenses are incurred and such party shall indemnify and hold harmless the other party with respect to such Expenses.

         1.40 SARP, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Stock Acquisition and Retention Program.

         1.41 SARP Award means any Award granted pursuant to the terms of the SARP.

         1.42 Section 414(l) Amount is defined in the last sentence of Section 3.2(a).

         1.43 Separation and Distribution Agreement is defined in the third paragraph of the preamble of this Agreement.

         1.44 Spinco Entity means any Person that is, at the relevant time, a Subsidiary of Spinco or is otherwise controlled, directly or indirectly, by Spinco.

         1.45 Spinco 401(k) Plan means, for the period between the Close of the Distribution Date and April 1, 2000, that portion of the Teledyne 401(k) amended as described in Section 4.1(a) and, for the period on and after April 1, 2000, the separate 401(k) plan established by Spinco effective no later than April 1, 2000.

         1.46 Spinco Individual means any individual who, Immediately After the Distribution Date, (i) is an active hourly or salaried employee of one of the Spinco Entities or (ii) is a former hourly or salaried employee who is in pay status or deferred vested status under the ATI Pension Plan of one of the Spinco Entities listed in Schedule 1.46.



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         1.47 Spinco Pension Plan means the pension plan established by Spinco pursuant to Article III and Section 2.2.

         1.48 Spinco Pension Plan Participants means, collectively, the Spinco Individuals who are eligible to participate and/or receive benefits under the terms of the Spinco Pension Plan.

         1.49 Spinco Stock Value means the average of the daily high and low per-share trading prices of the Spinco Common Stock during each of the twenty trading days Immediately After the Distribution Date.

         1.50 Stock Purchase Plan when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Employee Stock Purchase Plan. When immediately preceded by "Spinco," Stock Purchase Plan means the employee stock purchase plan to be established by Spinco pursuant to Section 2.2.

         1.51 Teledyne means Teledyne, Inc., a Delaware corporation, or its successors or assigns.

         1.52 Teledyne 401(k) Plan means the Teledyne, Inc. 401(k) Plan.


                                   ARTICLE II
                               GENERAL PRINCIPLES


         2.1 ASSUMPTION OF LIABILITIES. Except as otherwise expressly provided in Article III and Section 6.6, Spinco hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following (regardless of when or where such Benefit Liabilities arose or arise or were or are incurred): (i) all Benefit Liabilities to or relating to Spinco Individuals, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by ATI or an ATI Entity before the Distribution Date (including Benefit Liabilities under ATI Plans and Spinco Plans); (ii) all other Benefit Liabilities to or relating to Spinco Individuals and other employees of Spinco or a Spinco Entity, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present or former employment with Spinco or a Spinco Entity (including Benefit Liabilities under ATI Plans and Spinco Plans); (iii) all Benefit Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with Spinco or a Spinco Entity; (iv) all Benefit Liabilities relating to, arising out of or resulting from the imposition of withdrawal liability under Subtitle E of Title IV of ERISA as a result of a complete or partial withdrawal of any ATI Entity from a "multiemployer plan" within the meaning of ERISA Section 4021 which occurs solely as a result of the Separation or the Distribution; and (v) all other Benefit Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by Spinco, a Spinco Entity, or a Spinco Plan pursuant to this Agreement. Notwithstanding the generality of the foregoing, Spinco does not assume or agree to pay, perform, fulfill or discharge any Benefit Liabilities relating to, arising out of or resulting from the Teledyne Savings and Retirement Supplemental Plan.

         2.2 ESTABLISHMENT OF SPINCO PLANS. Effective prior to the Distribution Date, Spinco shall adopt, or cause to be adopted, the Spinco Pension Plan and its related trust, the amended Teledyne 401(k) Plan for the period between the Distribution Date and April 1, 2000, the Spinco Stock Purchase Plan, the Spinco Health and Welfare Plans, and the Spinco Executive Benefit Plans for the benefit of the Spinco Individuals and other current and future employees of Spinco and the Spinco Entities; provided, however, that Spinco may, in its sole discretion, elect not to adopt or establish the Plan or Plans listed in Schedule 2.2(a). Subject to the provisions of Section 4.1 regarding the Spinco 401(k) Plan, or as otherwise may be set forth in Schedule 2.2(b), the foregoing Spinco Plans shall be substantially identical in all Material Features to the corresponding ATI Plans as in effect as of the Close of the Distribution Date. Effective prior to or within a reasonable time after the Distribution Date, Spinco shall adopt, or cause to be adopted, the Spinco Non-Employee Director Plans, for the benefit of Spinco Non-Employee Directors. The Spinco Non-Employee Director Plans shall be substantially similar in all Material Features to the corresponding ATI Non-Employee Director Plans as in effect on the Distribution Date. Effective no later than April 1, 2000, Spinco shall adopt the Spinco 401(k) Plan and its related trust.

         2.3 TERMS OF PARTICIPATION BY SPINCO INDIVIDUALS IN SPINCO PLANS. The Spinco Plans shall be, with respect to Spinco Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding ATI Plans. ATI and Spinco shall agree on methods and procedures, including amending the respective Plan documents and/or requesting approvals or consents of Spinco Individuals where the parties deem appropriate, to prevent Spinco Individuals from receiving duplicative benefits from the ATI Plans and the Spinco Plans. With respect to Spinco Individuals, each Spinco Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding ATI Plan shall, as of Immediately After the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Spinco Plan to the same extent as if such items occurred under such Spinco Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to ATI Plans (including Foreign Plans) to the corresponding trusts relating to Spinco Plans (including Foreign Plans) are based upon the understanding of the parties that each such Spinco Plan will assume all Benefit Liabilities of the corresponding ATI Plan to or relating to Spinco Individuals, as provided for herein. If any such Benefit Liabilities are not effectively assumed by the appropriate Spinco Plan, then the amount of assets transferred to the trust relating to such Spinco Plan from the trust relating to the corresponding ATI Plan shall be recomputed as set forth below, but taking into account the retention of such Benefit Liabilities by such ATI Plan, and assets shall be transferred by the trust relating to such Spinco Plan to the trust relating to such ATI Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.



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                                   ARTICLE III
                              DEFINED BENEFIT PLANS


         3.1 ESTABLISHMENT OF SPINCO PENSION PLAN AND TRUST. The Spinco Pension Plan, established by Spinco pursuant to Section 2.2, (i) shall be a qualified defined benefit pension plan within the meaning of Code Section 401(a), (ii) shall contain provisions, terms and conditions substantially similar to the provisions, terms and conditions of the ATI Pension Plan, (iii) shall provide coverage to and assume the benefit payment obligations of the ATI Pension Plan with respect to the Spinco Pension Plan Participants, (iv) shall provide a benefit formula which shall accrue benefits for eligible Spinco Individuals at a rate substantially similar to the rate at which benefits are accrued under the ATI Pension Plan and (v) shall provide that the Spinco Pension Plan cannot be amended to increase the rate of benefit accrual until January 1, 2001 without the prior written consent of ATI. The trust related to the Spinco Pension Plan, established by Spinco pursuant to Section 2.2, is intended to be exempt from taxation under Code Section 501(a) and Spinco shall take all steps necessary or appropriate to cause such trust to meet the requirements for tax exemption under Code Section 501(a).

         3.2 ASSUMPTION OF PENSION PLAN LIABILITIES AND ALLOCATION OF INTERESTS IN THE ATI MASTER PENSION TRUST.

         (a) CALCULATION OF ASSET ALLOCATION. A nationally-recognized actuarial firm, selected by ATI in its sole and absolute discretion (the "Actuary"), shall determine the Section 414(l) Amount effective as of the Distribution Date. As soon as practicable after the Distribution Date, the Actuary shall deliver to ATI and Spinco a written report, with the necessary supporting data, setting forth the calculations by the Actuary of the Section 414(l) Amount and a certification that such amount complies with Section 414(l) of the Code. The Actuary's determination of the Section 414(l) Amount shall be final and binding on all parties hereto and for all purposes hereunder. The costs of the Actuary with respect to the determination of the Section 414(l) Amount under this
Section 3.2(a) shall be borne equally by ATI and Spinco. The "Section 414(l) Amount" means the minimum amount required to be transferred from the ATI Pension Plan to the Spinco Pension Plan with respect to the Spinco Pension Plan Participants pursuant to Section 208 of ERISA and Section 414(l) of the Code and the applicable rulings and regulations thereunder using actuarial assumptions deemed reasonable in the aggregate by the Actuary within the meaning of Treasury Regulation Section 1.414(l)-1(b)(9) with respect to plan terminations occurring as of the Distribution Date.

         (b) TRANSFER OF ASSETS. As soon as practicable after determination of the Section 414(l) Amount in accordance with the procedures set forth in Section 3.2(a) but in no event earlier than two (2) business days after the Distribution Date or more than sixty (60) days after the Distribution Date, ATI shall cause to be transferred from the ATI Master Pension Trust to the Spinco Master Pension Trust assets in a form determined by ATI in its sole discretion with a market value then equal to the sum of (i) the Section 414(l) Amount and (ii) $50,000,000, together with interest on such Section 414(l) Amount for the period from the Distribution Date to the date of transfer at a rate equal to the rate of interest on 90-day U.S. Treasury bills as of the



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


Distribution Date, reduced by the amount of any benefit payments due and made to or on behalf of any of the Spinco Individuals from the ATI Master Pension Trust during such period and not taken into account in determining the Section 414(l) Amount. As of the date of such transfer of assets, Spinco shall assume all Benefit Liabilities to or relating to Spinco Pension Plan Participants under ATI's Pension Plan and ATI's Pension Plan shall retain no liability for such benefits.

         3.3 FREEZING OF PENSION PLAN BENEFITS. Effective Immediately After the Distribution Date, the accrued benefits with respect to Spinco Individuals who, as of the Distribution Date, were participants under the ATI Pension Plan shall be frozen and such Individuals shall not accrue any additional benefits from and after the Distribution Date under the ATI Pension Plan. The assets and Benefit Liabilities with respect to such Individuals, determined as of the Distribution Date, shall be retained by the ATI Pension Plan and its related trust and paid therefrom when due under the terms of the ATI Pension Plan.

         3.4 CREDITING SERVICE UNDER ATI'S PENSION PLAN. Spinco Individuals other than Spinco Pension Plan Participants who, as of the Distribution Date, were participants in the ATI Pension Plan will continue to receive service credit for vesting and retirement benefit eligibility purposes under the ATI Pension Plan for service with Spinco after the Distribution Date.


                                   ARTICLE IV
                           DEFINED CONTRIBUTION PLANS


         4.1 401(k) PLAN.

         (a) ADOPTION BY SPINCO OF TELEDYNE 401(k) PLAN AMENDED TO BE A MULTIPLE EMPLOYER PLAN. On or before the Distribution Date, the Teledyne 401(k) Plan will be amended by Teledyne to be and become a multiple employer plan under which Spinco may elect to be a contributing sponsor and to provide participation to Spinco Individuals under the terms and conditions set forth in the Teledyne 401(k) Plan for a period ending on the earlier of (i) adoption by Spinco of the Spinco 401(k) Plan or (ii) April 1, 2000. The right to amend the Teledyne 401(k) Plan in any respect shall be exclusively within the power of Teledyne at all relevant times. As amended, the Teledyne 401(k) Plan shall provide that (A) Spinco Individuals shall not be permitted to direct investments after the Distribution Date in ATI Common Stock or in the common stock of Spinco or any other corporation spun off by ATI, (B) that each Spinco Individual shall have the right to direct the administrator of the Teledyne 401(k) Plan to liquidate such Spinco Individual's interest in shares of common stock of ATI ("ATI Common Stock"), Spinco Common Stock or the common stock of any other previously related corporation and direct the method of reinvestment of the proceeds of such sale from among the options then available under the Teledyne 401(k) Plan and (C) if ATI Common Stock and/or common stock of any previously related corporation other than Spinco is held in accounts of Spinco Individuals in the Teledyne 401(k) Plan as of April 1, 2000, interests of Spinco Individuals in such stock shall be liquidated by the Plan administrator and the proceeds reinvested in Spinco Common Stock.

         (b) ESTABLISHMENT OF SPINCO 401(k) PLAN AND TRUST. The Spinco 401(k) Plan, established by Spinco no later than April 1, 2000 pursuant to Section 2.2,
(i) shall be a qualified defined contribution plan within the meaning of Code
Section 401(a), (ii) except as provided under Section 4.1(c), shall contain provisions, terms and conditions substantially similar to the provisions, terms and conditions of the Teledyne 401(k) Plan, and (iii) shall provide coverage from and after the earlier of (i) its adoption by Spinco or (ii) April 1, 2000 with respect to Spinco Individuals who, as of the later of the dates above, were participants in the Teledyne 401(k) Plan, as amended as described in Section 4.1(a). The trust related to the Spinco 401(k) Plan, established by Spinco pursuant to Section 2.2, shall be exempt from taxation under Code Section 501(a).

         (c) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS.

                  (i)Effective Immediately After the Distribution Date and until the earlier of (i) the date of adoption by Spinco of the Spinco 401(k) Plan or
(ii) April 1, 2000, ATI shall administer or cause the administration of the assets and Benefit Liabilities of the Teledyne 401(k) Plan with respect to both Teledyne employees and Spinco Individuals. Spinco shall pay to ATI, within thirty days of presentment of an invoice therefor, an amount equal to the actual cost incurred by ATI for administration of the assets and Benefit Liabilities in the Teledyne 401(k) Plan relating to Spinco Individuals. Spinco Individuals shall continue to accrue service credit under the Teledyne 401(k) Plan for vesting and benefit eligibility purposes until the earlier of (i) the date of adoption by Spinco of the Spinco 401(k) Plan or (ii) April 1, 2000. Effective as of the earlier of (i) adoption by Spinco of the Spinco 401(k) Plan or (ii) April 1, 2000: (A) the Spinco 401(k) Plan shall assume and be solely responsible for all Benefit Liabilities to or relating to Spinco Individuals under the Spinco 401(k) Plan, and (B) ATI shall cause an amount equal to the aggregate account balances of the Spinco Individuals participating under the Teledyne 401(k) Plan, whether such amounts are vested or unvested under the terms of the Teledyne 401(k) Plan, which are held by the related trust as of the applicable of (i) the date of adoption by Spinco of the Spinco 401(k) Plan or (ii) April 1, 2000 (or such other date as may be agreed by ATI and Spinco) to be transferred to the Spinco 401(k) Plan, and its related trust, and Spinco shall cause such transferred accounts to be accepted by such plan and trust. In ATI's sole and absolute discretion, the amount so transferred may be in cash or in kind or a combination thereof; provided, however, that the following shall be transferred in kind: (A) shares of ATI Common Stock, shares of Spinco Common Stock allocated to participants' accounts as a result of the Distribution and shares of Water Pik Technologies, Inc. Common Stock allocated to participants' accounts as a result of the spin-off of ATI's consumer business; and (B) all promissory notes reflecting participant loans to Spinco Individuals under the Teledyne 401(k) Plan outstanding as of the Distribution Date.

                  (ii)If any benefit with respect to a Spinco Individual under the Teledyne 401(k) Plan is subject to a qualified domestic relations order at the time of transfer, all documentation concerning such qualified domestic relations order shall be assigned to the Spinco 401(k) Plan.

                                    ARTICLE V
                            HEALTH AND WELFARE PLANS

         5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.

         (a) Immediately After the Distribution Date, all Benefit Liabilities to or relating to Spinco Individuals under the ATI Health and Welfare Plans shall cease to be Benefit Liabilities of the ATI Health and Welfare Plans and shall be assumed by the corresponding Spinco Health and Welfare Plans.

         (b) Notwithstanding Section 5.1(a), all treatments which have been pre-certified for or are being provided to a Spinco Individual as of the Close of the Distribution Date shall be provided without interruption under the appropriate ATI Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Spinco shall continue to be responsible for all Benefit Liabilities relating to, arising out of or resulting from such ongoing treatments as of the Close of the Distribution Date.

         5.2 VENDOR CONTRACTS.

         (a) THIRD-PARTY ASO CONTRACTS.

                  (i) ATI shall use its Reasonable Efforts to amend each administrative services only contract with a third-party administrator that relates to any of the ATI Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement to permit Spinco to participate in the terms and conditions of such ASO Contract from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all ASO Contracts into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Spinco to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Spinco of, the manner in which Spinco's participation in the terms and conditions of ASO Contracts as set forth above shall be effectuated. The permissible ways in which Spinco's participation may be effectuated include automatically making Spinco a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Spinco providing for the same terms and conditions as are contained in the ASO Contracts to which ATI is a party (or such other arrangement as to which ATI and Spinco shall mutually agree). Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. Spinco hereby authorizes ATI to act on its behalf to extend to Spinco the terms and conditions of the ASO Contracts. Spinco shall fully cooperate with ATI in such efforts, and Spinco shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice ATI's efforts.

         (b) GROUP INSURANCE POLICIES.

                  (i) This Section 5.2(b) applies to group insurance policies not subject to allocation or transfer pursuant to the foregoing provisions of this Article V ("Group Insurance Policies").

                  (ii) ATI shall use its Reasonable Efforts to amend each Group Insurance Policy in existence as of the date of this Agreement for the provision or administration of benefits under the ATI Health and Welfare Plans to permit Spinco to participate in the terms and conditions of such policy from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all Group Insurance Policies into which ATI enters or which ATI renews after the date of this Agreement but before the Close of the Distribution Date to allow Spinco to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (iii) Spinco's participation in the terms and conditions of each such Group Insurance Policy shall be effectuated by obligating the insurance company that issued such insurance policy to ATI to issue one or more separate policies to Spinco. Such terms and conditions shall include the financial and termination provisions, performance standards and target claims. Spinco hereby unconditionally and irrevocably authorizes ATI to act on its behalf to extend to Spinco the terms and conditions of such Group Insurance Policies. Spinco shall fully cooperate with ATI in such efforts, and Spinco shall not perform any act, including discussing any alternative arrangements with third parties, that would prejudice ATI's efforts.

         (c) HMO AGREEMENTS.

                  (i) Before the Distribution Date, ATI shall use its Reasonable Efforts to amend all letter agreements with HMOs that provide medical services under the ATI Medical Plans for 1999 ("HMO Agreements") in existence as of the date of this Agreement to permit Spinco to participate in the terms and conditions of such HMO Agreements, in each case, from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all HMO Agreements into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Spinco to participate in the terms and conditions of such HMO Agreements from Immediately After the Distribution Date until December 31, 2000 on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Spinco of, the manner in which Spinco's participation in the terms and conditions of all HMO Agreements as set forth above shall be effectuated. The permissible ways in which Spinco's participation may be effectuated include automatically making Spinco a party to the HMO Agreements or obligating the HMOs to enter into letter agreements with Spinco which are identical to the HMO Agreements (or such other arrangement as to which ATI and Spinco shall mutually agree). Such terms and conditions shall include the financial and termination provisions of the HMO Agreements. Spinco hereby authorizes ATI to act on its behalf to extend to Spinco the terms and conditions of the HMO Agreements. Spinco shall fully cooperate with ATI in such efforts, and Spinco shall not perform any act, including discussing any alternative arrangements with any third-party, that would prejudice ATI's efforts.

                  (iii) Notwithstanding anything in this Article V to the contrary, Spinco shall have the sole discretion to determine which HMOs to offer to the participants in the Spinco Health and Welfare Plans for 2001 and subsequent years, and all HMO Agreements in which Spinco participates pursuant to this Section 5.2(c) shall provide Spinco with the right to discontinue its participation effective January 1, 2001.

         5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS.

         (a) AMENDMENTS TO PLAN DOCUMENTS. From Immediately After the Distribution Date through December 31, 2000, Spinco shall not amend any Spinco Health and Welfare Plan or Plans, and Spinco shall have no rights or privileges with respect to such Plans other than those rights and privileges contained in any policy, contract or other written arrangement governing such Plans. During any period in which ATI is providing Interim Services with respect to any Spinco Health and Welfare Plan pursuant to Section 7.1, ATI shall have the right to amend any applicable Spinco Health and Welfare Plan; provided that, in ATI's reasonable good faith opinion, such amendment will have no material adverse impact on the Spinco Health and Welfare Plan or its participants or, to the extent a material adverse impact would occur, such impact would affect both the applicable Spinco Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne by ATI and Spinco in the same proportion that Spinco and ATI employees, respectively, participate.

         (b) CHANGES IN VENDOR CONTRACTS, GROUP INSURANCE POLICIES, PLAN DESIGN, AND ADMINISTRATION PRACTICES AND PROCEDURES.

                  (i) From Immediately After the Distribution Date until December 31, 2000, Spinco shall not materially modify, or take other action which would have a material effect on, any of the following items (each such modification, a "Change"): (A) the termination date, administration, or operation of (1) an ASO contract between ATI or Spinco and a third-party administrator, (2) a Group Insurance Policy issued to ATI or Spinco, or (3) an HMO Agreement with ATI or Spinco, in each case, the material terms and conditions of which contracts and policies are extended to Spinco or to which Spinco becomes a party pursuant to Section 5.2; (B) the design of either an ATI Health and Welfare Plan or a Spinco Health and Welfare Plan; or (C) the financing, operation, administration or delivery of benefits under either an ATI Health and Welfare Plan or a Spinco Health and Welfare Plan.

                  (ii) During any period in which ATI is providing Interim Services with respect to any Spinco Health and Welfare Plan pursuant to Section 7.1, ATI shall be permitted to make any Change to such Spinco Plan; provided that, in ATI's reasonable good faith opinion, such Change would affect both the applicable Spinco Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne by ATI and Spinco in the same proportion that Spinco and ATI employees, respectively, participate.

         (c) EMPLOYEE CONTRIBUTIONS. Except as otherwise expressly provided in Sections 5.3(a) and 5.3(b), as of January 1, 2001, Spinco shall have the right, in its sole and absolute discretion and without compliance with Sections 5.3(a) and 5.3(b), to increase or decrease the amount of employee contributions under their respective Health and Welfare Plans.

         5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS. ATI shall transfer to Spinco, effective Immediately After the Distribution Date, responsibility for administering all claims incurred by Spinco Individuals and other employees and former employees of Spinco and the Spinco Entities before the Close of the Distribution Date that are administered by ATI as of the Close of the Distribution Date. Spinco shall administer such claims in the same manner, and using the same methods and procedures, as ATI used in administering such claims. Spinco shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

         5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS. As soon as practicable after the Distribution Date, Spinco shall provide ATI with a list of all Spinco Individuals who are, to the best knowledge of Spinco, eligible to receive retiree medical or dental coverage under the ATI Health and Welfare Plans from and after the Distribution Date and/or post-retirement life insurance coverage under the ATI Group Life Program, and the type of retiree medical or dental coverage and the level of life insurance coverage for which they are eligible, as applicable.

         5.6 COBRA AND DIRECT PAY. Effective Immediately After the Distribution Date, Spinco shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Spinco Health and Welfare plans, and, with respect to Spinco Individuals, the ATI Health and Welfare Plans.

         5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.

         (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS.

                  (i) Spinco shall cause the Spinco Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Spinco Individuals under the ATI Health and Welfare Plans and apply such elections under the Spinco Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from ATI to Spinco at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the ATI Health and Welfare Plans or the Spinco Health and Welfare Plans.

                  (ii) Spinco shall cause the Spinco Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Spinco Individuals under the ATI Health and Welfare Plans for the remainder of the year in which the Distribution occurs, and (B) all benefits paid to Spinco Individuals under the ATI Health and

Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Spinco Health and Welfare Plans.

                  (iii) Spinco shall recognize and maintain through December 31, 1999 all eligible populations covered by the ATI Health and Welfare Plans (as defined in the applicable ATI Health and Welfare Plan documents), including Class I and Class II dependents, term and temporary employees, alternate benefit plan employees, and all categories of part-time employees (which are fully and non-fully eligible for company contributions).

                  (iv) Spinco shall (A) provide coverage to Spinco Individuals under the Spinco Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Spinco Individuals under the ATI Group Life Program.

         (b) OTHER POST-DISTRIBUTION TRANSITIONAL RULES.

                  (i) ATI HCRA PLAN. To the extent any Spinco Individual contributed to an account under the ATI HCRA Plan during the calendar year that includes the Distribution Date, effective as of the Close of the Distribution Date, ATI shall transfer to the Spinco HCRA Plan the account balances of Spinco Individuals for such calendar year under the ATI HCRA Plan, regardless of whether the account balance is positive or negative.

                  (ii) ATI CHILD/ELDER CARE REIMBURSEMENT ACCOUNT PLAN. To the extent any Spinco Individual contributed to the ATI CECRA Plan during the calendar year that includes the Distribution Date, ATI shall transfer the account balances of Spinco Individuals for such calendar year in the ATI CECRA Plan to the Spinco CECRA Plan.

                  (iii) POST-RETIREMENT MEDICAL PLAN. For a period ending on December 31st of the calendar year which is five calendar years after the Distribution Date, Spinco shall comply with all cost maintenance period requirements and benefit maintenance period requirements under Code Section 401(h) or 420 that are applicable to post-retirement health benefits under the Spinco Health Plans for any pension asset transfers pursuant to Code Section 420 by or on behalf of ATI for qualified current retiree health liabilities (as defined under Code Section 420). With respect to any pension asset transfers pursuant to Code Section 420, Spinco shall obtain ATI's prior written approval before amending any Spinco Health Plan with respect to the provision of post-retirement health benefits during the cost maintenance or benefit maintenance periods to which the ATI Health Plans are subject pursuant to Code
Section 420 and no such amendment shall be effective in any respect until ATI's prior written approval is obtained. No pension asset transfer pursuant to Code
Section 420 shall be made by Spinco after the date hereof and before the Close of the Distribution Date unless Spinco and ATI so agree.

                  (iv) HEALTH AND WELFARE PLANS SUBROGATION RECOVERY. After the Close of the Distribution Date, ATI shall pay to Spinco any amounts ATI recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Spinco Individual. If Spinco recovers any amounts through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of ATI or an ATI Entity and their respective beneficiaries and dependents (other than Spinco Individuals), Spinco shall pay such amounts to ATI.

         5.8 APPLICATION OF ARTICLE V TO SPINCO ENTITIES. Any reference in this
Article V to "Spinco" shall include a reference to a Spinco Entity when and to the extent ATI or Spinco has caused the Spinco Entity to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a Spinco Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Spinco Health and Welfare Plans, (c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Close of the Distribution Date under an ATI Health and Welfare Plan and which were expressly assumed by Spinco pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that Spinco would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include a Spinco Entity. In all such instances in which a reference in this Article V to "Spinco" includes a reference to a Spinco Entity, Spinco shall be responsible to ATI for ensuring that the Spinco Entity complies with the applicable terms of this Agreement and the Spinco Individuals allocated to such Spinco Entity shall have the same rights and entitlements to benefits under the applicable Spinco Health and Welfare Plans that the Spinco Individual would have had if he or she had instead been allocated to Spinco. Further, each such Spinco Entity, unless otherwise expressly provided under the terms of this Agreement or any Ancillary Agreement, shall defend, indemnify and hold harmless ATI for any costs incurred by ATI pursuant to the provisions of Article V on behalf of or related to such Spinco Entity.


                                   ARTICLE VI
              EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS


         6.1 ASSUMPTION OF OBLIGATIONS. Except as otherwise expressly provided in this Article VI, effective Immediately After the Distribution Date, Spinco and the Spinco Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Spinco Individuals under all ATI Executive Benefit Plans.

         6.2 CONSENTS AND NOTIFICATIONS. ATI and Spinco shall use their Reasonable Efforts to obtain, or cause to be obtained, to the extent necessary, the written consent of each Spinco Individual who is a party to a separate agreement between the Individual and ATI and/or a participant in any ATI Executive Benefit Plan, to the treatment of such individual agreement and/or Executive Benefit Plan, as applicable, in accordance with this Article VI, including the assumption by Spinco and the Spinco Entities, of sole responsibility for, and the release of ATI and the ATI Entities from, all Benefit Liabilities thereunder; provided, that no failure to seek or to obtain any such consent shall have any effect upon the obligations of Spinco and the Spinco Entities with respect to such Benefit Liabilities.

         6.3 ATI 1999 BONUS PLAN. Subject to the provisions of Section 6.4(a)(ii)(B), Spinco shall be responsible for determining, with respect to all Awards that would otherwise be payable under any bonus Plan or arrangement to Spinco Individuals for the 1999 performance year, (a) the extent to which established performance criteria (as interpreted by Spinco, in its sole discretion, after taking into account the effects of the Distribution) have been met and (b) the payment level for each Spinco Individual.

         6.4 ATI INCENTIVE PLANS. ATI and Spinco shall use their Reasonable Efforts to take all actions necessary or appropriate so that each outstanding Award granted under any ATI Incentive Plan held by any Spinco Individual shall be determined, converted or replaced, as the case may be, as set forth in this
Section 6.4 with an Award under the Spinco Incentive Plan.

         (a) SPINCO INDIVIDUALS WHO ARE ACTIVE EMPLOYEES OF SPINCO.

                  (i) STOCK OPTIONS.

                  (A) In the Money Options. Spinco shall cause each In the Money Option that is outstanding as of the Close of the Distribution Date and is held by a Spinco Individual to be converted, effective Immediately After the Distribution Date, to a Spinco Option (a "Converted Option"). Such Converted Option shall provide for the option to purchase a number of shares of Spinco Common Stock equal to the number of shares of ATI Common Stock subject to such In the Money Option as of the Close of the Distribution Date, multiplied by the Ratio, and then rounded up to the nearest whole share. The per-share exercise price of such Converted Option shall equal the per-share exercise price of such In the Money Option as of the Close of the Distribution Date divided by the Ratio. Each such Converted Option shall otherwise have the same terms and conditions as were applicable to the corresponding In the Money Option as of the Close of the Distribution Date, except that references to ATI and its Affiliates shall be amended to refer to Spinco and its Affiliates.

                  (B) Out of the Money Options. Effective prior to the Close of the Distribution Date, each Out of the Money Option that is outstanding as of the Close of the Distribution Date and is held by a Spinco Individual shall be canceled. After the Distribution Date, it is contemplated that a new Spinco Option shall be granted (a "New Spinco Option") to each Spinco Individual who has a cancelled Out of the Money Option, as determined by Spinco's Board of Directors or applicable committee thereof. Any Out of the Money Option that is not canceled as described in this Section 6.4(a)(i)(B) shall be treated as if it were an In the Money Option under Section 6.4(a)(i)(A).

                  (ii) PERFORMANCE AWARDS.

                  (A) The current performance period under the ATI Performance Share Program is the three-year period commencing on January 1, 1998. Either prior to or within a reasonable time after the Distribution Date, in accordance with the provisions of Section 6.4(a)(ii)(B), the applicable ATI Performance Award under the ATI Performance Share Program shall be determined by ATI with respect to each Spinco Individual for the period from January 1, 1998 through the Distribution Date. Effective Immediately After the Distribution Date, Spinco and the Spinco Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Spinco Individuals with respect to the administration and distribution of Performance Awards to such Spinco Individuals.

                  (B) Notwithstanding the provisions of Section 6.3, the ATI Personnel and Compensation Committee or the Stock Incentive Award Subcommittee, as the case may be, shall determine, in its sole and absolute discretion, with respect to each Spinco Individual, the extent to which, as of the Distribution Date, such Individual has achieved target performance levels established under the ATI Performance Share Program and the appropriate Performance Award for such Individual based upon such performance. The Performance Award so determined shall be pro-rated by multiplying the Performance Award determined under the preceding sentence by a fraction, the numerator of which shall be equal to the number of months from and including January 1, 1998 to the month in which the Distribution Date occurs and the denominator of which shall be 36. The Performance Award as determined hereunder shall be distributed by Spinco and the Spinco Entities to the applicable Spinco Individual as provided under the terms of the Performance Share Program; provided, however, that any ATI Common Stock allocated or otherwise awarded to a Spinco Individual as part of a Performance Award under the provisions of this Section 6.4(a)(ii) shall, prior to any distribution to such Individual and, in any event, no later than Immediately After the Distribution Date, be converted into Spinco Common Stock by multiplying the number of shares of ATI Common Stock subject to such Performance Award by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof and then rounding the product up to the nearest whole share. Spinco shall pay to the holder of such Performance Award, at the time of such conversion, cash in lieu of any fractional share based on the Spinco Stock Value.

                  (iii) SARP. As of the Distribution Date, all shares of ATI Common Stock issued and outstanding held by a Spinco Individual under the ATI SARP as Designated Stock or Purchased Stock (as those terms are defined in the ATI SARP) shall continue to be so held, and the shares of Spinco Common Stock received by Spinco Individuals in respect of their Purchased Stock and Designated Stock pursuant to the distribution terms of Article III of the Separation and Distribution Agreement and the shares of Water Pik Technologies, Inc. Common Stock received by Spinco Individuals in respect of their Purchased Stock and Designated Stock as a result of the spin-off of Water Pik Technologies, Inc. by ATI to ATI's stockholders shall also be considered Designated Stock or Purchased Stock, as the case may be, subject to the terms of the ATI SARP. Effective Immediately After the Distribution Date, Spinco shall assume all Benefit Liabilities to or relating to Spinco Individuals under the ATI SARP relating to the Restricted Stock, but ATI shall retain all promissory notes payable by participants into the ATI SARP, including Spinco Individuals, to the order of ATI, and the collateral with respect to such notes shall include all shares of ATI Common Stock that were pledged as collateral for purposes of the ATI SARP immediately prior to the Distribution Date as well as the shares of Spinco Common Stock and Water Pik Technologies, Inc. Common Stock issued in respect of such shares of ATI Common Stock held as collateral. As of the Distribution Date, pursuant to the terms of the ATI SARP, in lieu of and in substitution for all shares of ATI Common Stock held by Spinco Individuals under the ATI SARP which are Restricted Stock (as that term is defined in the ATI SARP), such Spinco Individuals shall, without any further action on their part, hold a number of shares of Spinco Common Stock determined by multiplying the number of shares of ATI Common Stock that are Restricted Stock by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof then rounding the product up to the nearest whole share, and such shares of Spinco Common Stock shall be subject to the same restrictions as the shares of ATI Common Stock prior to the conversion.

         (b) SPINCO INDIVIDUALS WHO ARE NOT ACTIVE EMPLOYEES OF SPINCO. Each outstanding Award that is held by an individual who, as of the Close of the Distribution Date, would otherwise be a Spinco Individual but is not an active employee of or on leave of absence from Spinco or a Spinco Entity shall remain outstanding Immediately After the Distribution Date in accordance with its terms as applicable as of the Close of the Distribution Date, subject to such adjustments as may be applicable to outstanding Awards held by individuals who remain active employees of or on leave of absence from ATI or an ATI Entity after the Distribution Date.

         6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS.

         (a) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Effective Immediately After the Distribution Date, Spinco shall assume all Benefit Liabilities to or relating to Spinco Individuals under the ATI Nonqualified Deferred Compensation Programs. Effective Immediately After the Distribution Date, to the extent ATI has acquired Corporate-Owned Life Insurance Policies as a source of payment of liabilities which are or may be payable under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan with respect to Spinco Individuals, ATI shall cause the transfer, either by assignment or any other reasonable means, to Spinco of Policies on the lives of Spinco Individuals and such other employees or former employees of ATI or its subsidiaries as ATI may, in its sole and absolute discretion select, or any portion thereof, having in the aggregate a cash surrender value equal to the amount of any Benefit Liabilities for Spinco Individuals under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan.

         (b) GUARANTEE OF CERTAIN OBLIGATIONS. ATI shall guarantee to Spinco Individuals who are participants in the Teledyne, Inc. Pension Equalization Plan payment of the Benefit Liabilities of Teledyne under such plan to such participants as of the Distribution Date to the extent Spinco is unable to satisfy such Benefit Liabilities.

         (c) CORPORATE-OWNED LIFE INSURANCE. ATI and Spinco shall take all actions necessary to replicate the manner in which ATI has heretofore held Corporate-Owned Life Insurance Policies, and executing or accepting delivery of any assignments reasonably requested by either party or any insurance company insuring one or more lives under the Corporate-Owned Life Insurance Policies, as may be necessary or appropriate in order to assign those Policies insuring Spinco Individuals to Spinco, effective Immediately After the Distribution Date. If a Corporate-Owned Life Insurance Policy is so assigned to Spinco, Spinco shall assume and be solely responsible for all Benefit Liabilities, and shall be entitled to all benefits, thereunder, effective as of the earlier of (i) the Close of the Distribution Date and (ii) the date of such assignment. ATI and Spinco shall continue, liquidate and/or administer such Corporate-Owned Life Insurance Policies on terms and conditions agreed to by ATI and Spinco. ATI and Spinco shall share all information that may be necessary to identify the individuals insured by the Corporate-Owned Life Insurance Policies owned by ATI and/or Spinco and to determine when and whether such individuals are deceased.

         6.6 NON-EMPLOYEE DIRECTOR BENEFITS. The parties intend that all Spinco Non-Employee Directors who were ATI Non-Employee Directors prior to the Distribution Date may continue to serve as ATI Non-Employee Directors. In furtherance of such intention, ATI shall retain all Benefit Liabilities with respect to the services of its Non-Employee Directors under the ATI Non-Employee Director Plans accrued as of the Distribution Date. Spinco assumes no Benefit Liabilities under the ATI Non-Employee Director Plans.

         6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of this Agreement shall be deemed to release any individual for a violation of any agreement or policy pertaining to confidential or proprietary information of ATI or any of its Affiliates, or otherwise relieve any individual of his or her obligations under any such agreement or policy.


                                   ARTICLE VII
                           GENERAL AND ADMINISTRATIVE

         7.1 INTERIM SERVICES AGREEMENT. Effective on or before the Distribution Date, ATI and Spinco shall enter into an agreement relating to the coordination of and payment for interim services to be provided by ATI regarding the establishment and administration of the Spinco Plans (the "Interim Services Agreement"). The provisions of the Interim Services Agreement shall be incorporated by reference in this Agreement and shall become a part of this Agreement.

         7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.

         (a) ACTUARIAL AND ACCOUNTING METHODOLOGIES AND ASSUMPTIONS. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by ATI and Spinco to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA Section 302 and Code Section 412(c) for 1999, or, if such Plan is not subject to such minimum funding requirements, the assumptions used to prepare ATI's audited financial statements for 1999, as the case may be; and (ii) the value of plan assets shall be the value established by ATI for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any ATI Plan (whether or not such assets are being transferred to a Spinco Plan) shall be made by ATI in its sole and absolute discretion and such determination shall be final and binding on all parties.

         (b) PAYMENT OF LIABILITIES; DETERMINATION OF EMPLOYEE STATUS. Spinco shall pay directly, or reimburse ATI promptly for, all Benefit Liabilities assumed by it pursuant to this Agreement, including all compensation payable to Spinco Individuals for services rendered while in the employ of ATI or an ATI Entity before becoming a Spinco Individual (to the extent not charged for pursuant to Section 7.1 or another Ancillary Agreement). To the extent the amount of such Benefit Liabilities is not yet determinable because the status of individuals as Spinco Individuals is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Benefit Liabilities, Spinco shall make such payments or reimbursements based upon ATI's reasonable estimates of the amounts thereof, and when such status is determined, Spinco shall make additional reimbursements or payments, or ATI shall reimburse Spinco, to the extent necessary to reflect the actual amount of such Benefit Liabilities. In determining the number of individuals in any particular group of employees described in this Agreement (such as "Spinco Individuals"), no individual shall be counted twice. Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate accounting code, to the extent possible.

         7.3 SHARING OF PARTICIPANT INFORMATION. ATI and Spinco shall share, ATI shall cause each applicable ATI Entity to share, and Spinco shall cause each applicable Spinco Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the ATI Plans and the Spinco Plans. ATI and Spinco and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until December 31, 2000, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of ATI as in effect on the Close of the Distribution Date, unless otherwise agreed to by ATI and Spinco.

         7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. Spinco shall take, and shall cause each other applicable Spinco Entity to take, all actions necessary or appropriate to facilitate the distribution of all applicable ATI Plan-related communications and materials to Spinco Individuals and their beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material related to the Spinco Plans. Spinco shall pay ATI the cost relating to the copies of all such documents provided to Spinco, except to the extent such costs are charged pursuant to Section 7.1 or pursuant to an Ancillary Agreement. Spinco shall assist, and Spinco shall cause each other applicable Spinco Entity to assist, ATI in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the ATI Plans, where applicable.

         7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement or the Separation and Distribution

Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Spinco Individual or other future, present or former employee of ATI, an ATI Entity, Spinco, or a Spinco Entity under any ATI Plan or Spinco Plan or otherwise. Without limiting the generality of the foregoing: (i) the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the ATI Plans, any of the Spinco Plans, or any individual agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Spinco, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Spinco Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Spinco Plan unless such change could or will increase the obligations of ATI or any ATI Entity under any plan or arrangement.

         7.6 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Spinco Individuals for ATI Plans shall be transferred to and be in full force and effect under the corresponding Spinco Plans until such beneficiary designations are replaced or revoked by the Spinco Individual who made the beneficiary designation.

         7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS. Spinco shall cooperate fully with ATI on any issue relating to the transactions contemplated by this Agreement for which ATI elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. ATI shall cooperate fully with Spinco with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Spinco Plans relating to the transactions contemplated by this Agreement.

         7.8 FIDUCIARY MATTERS. ATI and Spinco each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

         7.9 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which ATI or any Affiliate of ATI is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, ATI or Spinco may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of any collective bargaining agreement without the consent of the other.

         7.10 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, ATI and Spinco shall use their Reasonable Efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, ATI and Spinco shall negotiate in good faith to implement the provision in a mutually satisfactory manner.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 FOREIGN PLANS. To the extent that Spinco has or assumes any responsibility for sponsorship, maintenance or administration of any Foreign Plan, ATI shall have no responsibility or liability with respect to such Plan and Spinco shall indemnify and hold harmless ATI from any liability under such Plan.

         8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately After the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Spinco and ATI.

         8.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

         8.4 AFFILIATES. Each of ATI and Spinco shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an ATI Entity or a Spinco Entity, respectively.

         8.5 GOVERNING LAW. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of law, as to all matters, including matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.


                                                 ALLEGHENY TELEDYNE
                                                 INCORPORATED


                                                 By:____________________________

                                                 Title:_________________________



                                                 TELEDYNE TECHNOLOGIES
                                                 INCORPORATED

                                                 By:____________________________

                                                 Title:_________________________